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                                                                   EXHIBIT 10.30

                              FIRST AMENDMENT TO
                              DRYPERS CORPORATION
           AMENDED AND RESTATED 1995 KEY EMPLOYEE STOCK OPTION PLAN


          WHEREAS, the Board of Directors and the stockholders of Drypers Corporation, a Delaware corporation (the "Company"), have approved the Company's Amended and Restated 1995 Key Employee Stock Option Plan (the "Plan"); and

          WHEREAS, the Board of Directors of the Company believes it to be in the best interest of the Company to amend the Plan to increase to 3,000,000 the total number of shares of Common Stock, $.001 par value, of the Company with respect to which options may be granted under the Plan; and

          WHEREAS, the stockholders of the Company approved such increase at the Annual Meeting of Stockholders of the Company held on May 28, 1997;

                                  WITNESSETH:

          The first sentence of Section 4.2 of the Plan shall be amended to read as follows in its entirety:

          The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 3,000,000.